Exhibit 10.31
EXECUTION VERSION
Valvoline Inc.
100 Valvoline Way, Suite 100
Lexington, KY 40509
September 25, 2023
Aramco Valvoline Global Holding Corp.
100 Valvoline Way, Suite 200
Lexington, KY 40509

c/o Aramco Overseas Company B.V.
Scheveningseweg 62-66
2517 KX The Hague
The Netherlands
Ladies and Gentlemen:
Reference is made in this letter agreement (this “Agreement”) to that certain Amended and Restated Equity Purchase Agreement, dated as of March 1, 2023 (the “Equity Purchase Agreement”), by and among Valvoline Inc., a Kentucky corporation (“Seller”), Aramco Valvoline Global Holding Corp., a Delaware corporation (“Purchaser”), and, solely for the purposes set forth therein, Aramco Overseas Company B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands (“Parent” and collectively with Seller and Purchaser, the “Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Equity Purchase Agreement.
For good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, notwithstanding anything in the Equity Purchase Agreement or the other Transaction Agreements to the contrary, the Parties agree as follows:
1.Amendments and IRS Forms.
a.The provisions of Section 5.07(g) of the Equity Purchase Agreement are hereby waived and shall be of no further force or effect. Accordingly, no Party shall have any rights or obligations to any other Party relating to any allocation of the Purchase Price (plus any items to the extent properly taken into account under Section 1060 of the Code or otherwise treated as purchase price for any applicable Tax purpose) for any Tax purpose, including with respect to any Tax Authority or in an examination of any Tax Return or Tax position.
b.Section 5.07(g) of the Seller Disclosure Letter is hereby deleted in its entirety.
c.For purposes of any IRS Form 8594 completed by the Parties, the first question of Part II, line 5 shall be checked “No” and the second question shall be left blank.

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2.Effectiveness. This Agreement shall become effective as of the date hereof.
3.Effect of Agreement. Except as specifically modified and amended hereby, the Equity Purchase Agreement and the Seller Disclosure Letter shall each remain unchanged and in full force and effect.
4.Entire Agreement. This Agreement, the Equity Purchase Agreement, the Seller Disclosure Letter, the other Transaction Agreements and the Confidentiality Agreement, along with the Schedules and Exhibits thereto, contain the entire agreement and understanding among the Parties with respect to the subject matter hereof and thereof, and all prior agreements and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.
5.Miscellaneous. The provisions of Sections 9.01, 9.03, 9.08, 9.10, 9.11, 9.12 and 9.13 of the Equity Purchase Agreement are incorporated herein by reference and shall apply as if fully set forth herein mutatis mutandis.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first written above.
VALVOLINE INC.

By: /s/ Julie M. O’Daniel
Name:    Julie M. O’Daniel
Title:    Senior Vice President, Chief Legal Officer     and Corporate Secretary

ARAMCO VALVOLINE GLOBAL HOLDING CORP.

By: /s/ Mansour Alturki
Name: MansourAlturki
Title: President, Secretary and Treasurer
ARAMCO OVERSEAS COMPANY B.V.

By: /s/ Mansour Alturki
Name: MansourAlturki
Title: Managing Director, President & CEO

[Signature Page to Side Letter to the Equity Purchase Agreement]

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